Exhibit 10.2

PRO-PHARMACEUTICALS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Under the 2001 Stock Incentive Plan

Pro-Pharmaceuticals, Inc. (the “Company”), a Nevada corporation, hereby grants, effective as of                  , 20     (the “Effective Date”), to                           (the “Optionee”) the right and option (the “Option”) to purchase up to              shares of its Common Stock, $.001 par value, at a price of $             per share (the “Exercise Price”), subject to the following terms and conditions.

1. Relationship to Plan. The Option is granted pursuant to the Plan, and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan (including without limitation provisions relating to expiration and termination of the Option and adjustment of the number of shares subject to the Option and the exercise price therefor). The Optionee further agrees that all decisions under and interpretations of the Plan by the Company shall be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

2. Vesting. The Option shall be fully vested and exercisable only as follows, provided, in each case, that the Optionee continues to be employed, retained or otherwise engaged by the Company or a Subsidiary (as defined in the Plan) of the Company on each applicable vesting date:

Date	Number (or Percentage) of Shares for which Option is Exercisable
__________	%

3. Termination of Option.

The Option shall terminate on                  , 20     unless the Optionee’s death occurs prior to such date in which event the termination date shall be the first anniversary of the date of death.

4. “Lock-Up” Agreement. The Optionee agrees that upon the Company’s request at any time, whether before or after the exercise of the Option, the Optionee shall enter into an agreement pursuant to which, if the Company deems it necessary or desirable to make any public offering of shares of Common Stock, then without the prior written consent of the Company or the managing underwriter, if any, of any such offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any shares of Common Stock issued or issuable pursuant to the Option, during such period (not to exceed 210 days) commencing on the effective date of the registration statement relating to such offering as the Company may request.

5. Methods of Exercise. In the event that the Optionee’s employment with the Company or a Subsidiary has not been terminated and except as contained in this §5 or as may otherwise be agreed by the Optionee and the Company, the Option shall be exercisable only by a written notice in form and substance acceptable to the Company (the “Election Notice”), specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised; provided, that the Optionee shall be entitled to pay the Exercise Price for the shares of Common Stock for which the Option is being exercised by surrendering a number of such shares having a Fair Market Value equal to the Exercise Price required to be paid. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to the Optionee pursuant to this §5;

Y = the number of shares of Common Stock currently being exercised under this Option;

A = the Fair Market Value for the Common Stock as of the date of the exercise; and

B = the Exercise Price in effect under this Option at the time the exercise is made pursuant to this §5.

6. Characterization of Option for Tax Purposes. The Option is intended not to qualify as an “incentive stock option” under the Internal Revenue Code of 1986, as amended, and shall be subject to different tax treatment than that accorded incentive stock options (including the possibility of income tax withholding in accordance with the Plan).

7. Withholding. At the request of the Company, the Optionee agrees to remit to the Company an amount sufficient to satisfy any federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates representing shares of Common Stock to be issued upon exercise of the Option.

8. Compliance with Laws. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board. If so required by the Board or such committee, no shares shall be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws. All shares issued upon exercise of the Option shall bear appropriate restrictive legends.

9. General. The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement without the prior written consent of the Company, and any attempt to do so shall be void. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

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IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement, which may be in counterpart originals, intending it to be effective as an agreement under seal as of the Effective Date.

PRO-PHARMACEUTICALS, INC.

By:
Name:
Title:

Optionee:

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